Exhibit (h)(13)(iii)

AMENDMENT TO NON-CUSTODIAL SECURITIES LENDING AGREEMENT

This Amendment is made on October 20, 2020, to the Non-Custodial Securities Lending Agreement dated September 8, 2016 (as amended from time to time, the “Agreement”) between JPMorgan Chase Bank, N.A. (“J.P. Morgan”) and Brighthouse Investment Advisers, LLC on behalf of each series of Brighthouse Funds Trust I and Brighthouse Funds Trust II (formerly known as Met Investors Series Trust and Metropolitan Series Fund, respectively) identified on Annex A to the Agreement (each a “Lender”).

WHEREAS, the parties desire to amend the Agreement as set forth herein.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	The amendment dated September 1, 2020, to the Agreement shall be superseded and replaced by this Amendment.

2.	Schedule 9. The existing Schedule 9 of the Agreement shall be replaced with new Schedule 9, attached hereto, with effect from September 1, 2020.

3.	Unless otherwise provided herein, all terms and conditions of the Agreement are expressly incorporated herein by reference and except as modified hereby, the Agreement is confirmed in all respects. Capitalized words in this Amendment bear the same meaning (except as otherwise amended herein) as in the Agreement.

4.	From and including the date hereof, this Amendment supplements and forms part of the Agreement and accordingly this Amendment and the Agreement shall be treated as one single agreement between the parties and shall continue in full force and effect until terminated as provided therein.

5.	This Amendment may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

6.	This Amendment shall be governed by and construed under the laws of the United States and the State of New York, as applicable, without regard to New York’s principles regarding conflict of laws.

[SIGNATURE PAGE FOLLOWS]

In Witness whereof, the parties have executed this Amendment as of the date first written above.

Brighthouse Investment Advisers, LLC, on behalf of Brighthouse Funds Trust I and Brighthouse Funds Trust II, in respect of each of their series listed on Annex A of the Agreement		JPMORGAN CHASE BANK, N.A.

By:	/s/ Alan R. Otis	By:	/s/ George Rennick

Name:	Alan R. Otis	Name:	George Rennick

Title:	Treasurer	Title:	Managing Director

Date:	October 20, 2020	Date:	October 22, 2020

ANNEX A

BRIGHTHOUSE FUNDS TRUST I	BRIGHTHOUSE FUNDS TRUST II

AB Global Dynamic Allocation Portfolio

BlackRock Global Tactical Strategies Portfolio

BlackRock High Yield Portfolio

Clarion Global Real Estate Portfolio

Loomis Sayles Growth Portfolio

Wells Capital Management Mid Cap Value Portfolio

Harris Oakmark International Portfolio

Invesco Comstock Portfolio

Victory Sycamore Mid Cap Value Portfolio

Invesco Small Cap Growth Portfolio

JPMorgan Core Bond Portfolio

JPMorgan Global Active Allocation - U.S.

JPMorgan Global Active Allocation - London

JPMorgan Small Cap Value Portfolio

Loomis Sayles Global Allocation Portfolio

Brighthouse/Aberdeen Emerging Markets Equity Portfolio

Brighthouse/Artisan International Portfolio

Brighthouse/Franklin Low Duration Total Return Portfolio

Brighthouse/Templeton International Bond Portfolio

Brighthouse/Wellington Large Cap Research Portfolio

Brighthouse Small Cap Value Portfolio - Wells Capital

Brighthouse Small Cap Value Portfolio - Delaware Investments

MFS®Research International Portfolio

Morgan Stanley Discovery Portfolio

Invesco Global Equity Portfolio

Western Asset Management Government Income Portfolio

Schroders Global Multi- Asset - Main

Schroders Global Multi-Asset - QEP

SSGA Growth and Income ETF Portfolio

SSGA Growth ETF Portfolio

TCW Core Fixed Income Portfolio

T. Rowe Price Large Cap Value Portfolio

T. Rowe Price Mid Cap Growth Portfolio

SSGA Emerging Markets Enhanced Index Portfolio

AB International Bond Portfolio

Baillie Gifford International Stock Portfolio

MetLife Aggregate Bond Index Portfolio

BlackRock Bond Income Portfolio

BlackRock Capital Appreciation Portfolio

Frontier Mid Cap Growth Portfolio

Jennison Growth Portfolio

Loomis Sayles Small Cap Core Portfolio

Loomis Sayles Small Cap Growth Portfolio

Brighthouse/Artisan Mid Cap Value Portfolio

Brighthouse/Dimensional International Small Company Portfolio

Brighthouse/Wellington Balanced Portfolio

Brighthouse/Wellington Core Equity Opportunities Portfolio

MetLife Mid Cap Stock Index Portfolio

MetLife Stock Index Portfolio

MFS®Total Return Portfolio

MFS®Value Portfolio

MetLife MSCI EAFE®Index Portfolio

MetLife Russell 2000®Index Portfolio

T. Rowe Price Large Cap Growth Portfolio

T. Rowe Price Small Cap Growth Portfolio

Van Eck Global Natural Resources Portfolio

Western Asset Management Strategic Bond Opportunities Portfolio

Western Asset Management U.S. Government Portfolio

SCHEDULE 9

J.P. Morgan or an “affiliated person” of J.P. Morgan, as defined in Section 2(a)(3) of the Investment Company Act of 1940, is an “affiliated person” of the series of Lender listed below by virtue of providing investment advisory services to such series. In respect of any securities loaned from such series, J.P. Morgan shall be entitled to a fee, payable monthly at an annual rate of the average daily value of the Collateral posted by Borrower(s) in respect of securities loaned from such series.

Series	Annual Rate
JPMorgan Core Bond Portfolio Fund	0.01%
JPMorgan Small Cap Value Portfolio Fund	0.03%
JPMorgan Global Active Allocation Portfolio Fund – US	0.015%
JPMorgan Global Active Allocation Portfolio Fund – London	0.02%

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